ASSIGNMENT
                             OF
           SALE AND LEASEBACK FINANCING COMMITMENT

      THIS ASSIGNMENT made and entered into this 7th day of November, 1997, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

     WHEREAS, on the 13th day of May, 1997, Assignor entered into a Sale and Leaseback Financing Commitment ("the Commitment") for that certain property located at #1507 RR #6, Box 218, Greensburg, PA (the "Property") with Ohio Valley Bistros, Inc., as Seller/Lessee; and

      WHEREAS, Assignor desires to assign an undivided sixty percent (60.0%) of its rights, title and interest in, to and under the Commitment to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Commitment to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Commitment to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Commitment.

All other terms and conditions of the Commitment shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")


By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI REAL ESTATE FUND XVII
LIMITED PARTNERSHIP ("Assignee")

BY: AEI FUND MANAGEMENT XVII, INC.


By: /s/ Robert P Johnson
        Robert P. Johnson, its President